Exhibit 3.1

Innovation, Science and Economic Development Canada
Corporations Canada

Innovation, Sciences et Développement économique Canada
Corporations Canada

1 - Corporate name of the amalgamated corporation

Devonian Health Group Inc. / Groupe Santé Devonian Inc.

Quebec

See attached Schedule A, which forms an integral part hereof.

4 - Restrictions, if any, on share transfers

See attached Schedule B, which forms an integral part hereof.

Minimum number 3 **Maximum number** 10

None

7 - Other provisions, if any

See attached Schedule C, which forms an integral part hereof.

- ○ **183 - Long form : approved by special resolution of shareholders**
- ◉ **184(1) - Vertical short-form : approved by resolution of directors**
- ○ **184(2) - Horizontal short-form : approved by resolution of directors**

9 - Declaration

Name of the amalgamating corporations	Corporation number	Signature
Devonian Health Group Inc.	1023268-8	[signature]
Altius Healthcare Inc.	1367469-0	[signature]

ISED-ISDE 3190E (2020/01) Page 1 of 2

Canada

Canada Business Corporations Act (CBCA) FORM9 ARTICLES OF AMALGAMATION (Section 185) 1 - Corporate name of the amalgamated corporation ! Devoni an Heal th Group I nc. / Groupe Sante Devoni an I nc. 2 - The province or territory in Canada where the registered office is situated (do not indicate the full address) !Quebec 3 - The classes and any maximum number of shares that the corporation is authorized to issue See attached Schedul e A, wh i ch f orms an i ntegral part hereo f . 4 - Restrictions, if any, on share transfers See attached Schedul e B, whi ch f orms an i ntegral par t he r eo f . 5 - Minimum and maximum number of directors (for a fixed number of directors, please indicate the same number in both boxes) Minimum number ~ Maximum number ~ 6 - Restrictions, if any, on the business the corporation may carry on None 7 - Other provisions, if any See attached Schedul e C, whi ch f orms an i ntegral part hereo f . 8 - The amalgamation has been approved pursuant to that section or subsection of the Act which is indicated as follows: 183 - Long form : 184(1) - Vertical short-form : 184(2) - Horizontal short-form : 0 approved by special @ approved by resolution of 0 approved by resolution of resolution of shareholders directors directors 9 - Declaration I hereby certify that I am a director or an authorized officer of the following corporation: Name of the amalgamating corporations Corporation number Signature Devoni an Heal th Group I nc. 1023268 - 8 r~tz; Al t i us Heal thcare Inc . 1367 4 69 - 0 rtr;i- \.___26DEAB8590 0C4C2 Note: Misrepresentation

Instructions

FORM 9

ARTICLES OF AMALGAMATION

You are providing information required by the CBCA. Note that both the CBCA and the Privacy Act allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049.

Item 1

Set out the proposed name of the amalgamated corporation that complies with sections 10 and 12 of the CBCA. If this name is not the same one as one of the amalgamating corporations, articles of amalgamation must be accompanied by a Nuans name search report dated not more than 90 days prior to the receipt of the articles by Corporations Canada. A numbered name may be assigned under subsection 11(2) of the CBCA without a Nuans name search report.

Item 2

Set out the name of the province or territory within Canada of the registered office.

Item 3

Set out the details required by paragraph 6(1)(c) of the CBCA, including details of the rights, privileges, restrictions and conditions attached to each class of shares. All shares must be without nominal or par value and must comply with the provisions of Part V of the CBCA.

Item 4

If restrictions are to be placed on the right to transfer shares of the corporation, set out a statement to this effect and the nature of such restrictions.

Item 5

State the number of directors. If cumulative voting is permitted, the number of directors must be fixed.

Item 6

If restrictions are to be placed on the business the corporation may carry out, set out the restrictions.

Item 7

Set out any provisions, permitted by the CBCA or its Regulations to be set out in the by-laws of the corporation, that are to form part of the articles, including any pre-emptive rights or cumulative voting provisions.

Item 8

Indicate whether the amalgamation is under section 183 or subsection 184(1) or 184(2) of the CBCA.

Item 9

A director or officer of each amalgamating corporation shall sign the articles.

If space in items 3, 4, 6, 7 and 9 is insufficient, please attach a schedule.

Also Include:

•	Form 2 - Initial Registered Office Address and First Board of Directors
•	A statutory declaration from a director or officer of each amalgamating corporation in accordance with subsection 185(2) of the CBCA.
•	A Nuans name search report, if applicable
•	Fee payable by credit card (American Express, Visa or MasterCard) or by cheque to the Receiver General for Canada. See filing fees at https://www.ic.gc.ca/eic/site/cd-dgc.nsf/eng/cs06650.html.

For more information, consult the Corporations Canada Website (corporationscanada.ic.gc.ca) or call 1-866-333-5556 (Canada) or (613) 941-9042 (international).

Send documents:

By mail:	Corporations Canada
235 Queen Street
Ottawa, Ontario K1A 0H5

By e-mail:	IC.corporationscanada.IC@canada.ca

SCHEDULE A

TO

THE ARTICLES OF AMALGAMATION OF

DEVONIAN HEALTH GROUP INC.

(the "Corporation")

CAPITAL STRUCTURE

The authorized share capital of the Corporation consists of an unlimited number of common shares without nominal or par value.

COMMON SHARES

1.	The common shares, as a class, have the following attributes and characteristics:

1.1	The holder of the common shares without nominal or par value shall be entitled to receive notice of and to attend all meetings of the shareholders of the Corporation and to one vote in respect of each common share without nominal or par value held at all such meetings.

1.2	The holders of the common shares without nominal or par value shall be entitled to receive, for each common share they hold, dividends at such times, in such manner and in such amounts determined by the directors of the Corporation.

1.3	In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of the assets of the Corporation among its shareholders for the purposes of winding up its affairs, the holders of the common shares without nominal or par value shall participate rateably in the distribution of the assets of the Corporation.

SCHEDULE B

TO THE ARTICLES OF AMALGAMATION OF DEVONIAN HEALTH GROUP INC.

RESTRICTIONS ON SHARE TRANSFERS

The common shares shall not be subject to any restriction on share transfers.

SCHEDULE "C"

TO THE ARTICLES OF AMALGAMATION

OTHER PROVISIONS

1.	Borrowing Powers

The directors of the corporation may, by resolution and without prior authorization of the shareholders of the corporation, as they may deem advisable:

(ii)	borrow money on the credit of the corporation;

(iii)	issue, reissue, sell, pledge or hypothecate debt obligations of the corporation;

(iv)	give a guarantee on behalf of the corporation to secure performance of an obligation of any person; and

(v)	mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the corporation, owned or subsequently acquired, to secure any obligation of the corporation.

Nothing herein contained limits or restricts the borrowing of money by the corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the corporation.

2.	Appointment of Additional Directors

The directors may appoint one or more additional directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual meeting of shareholders.

Form 2	Formulaire 2

Initial Registered Office Address and First Board of Directors Canada Business Corporations Act (CBCA) (s. 19 and 106)	Siège social initial et premier conseil d’administration Loi canadienne sur les sociétés par actions (LCSA) (art. 19 et 106)

1	Corporate name
Dénomination sociale
Groupe Santé Devonian Inc.
Devonian Health Group Inc.
2	Address of registered office
Adresse du siège social
365, rue des Entrepreneurs
Québec QC G5V 4T1
3	Additional address
Autre adresse

4	Members of the board of directors
Membres du conseil d’administration
See attached schedule / Voir l’annexe ci-jointe

5	Declaration: I certify that I have relevant knowledge and that I am authorized to sign this form.
Déclaration : J’atteste que je possède une connaissance suffisante et que je suis autorisé(e) à signer le présent formulaire.

Original signed by / Original signé par
Luc Grégoire

Luc Grégoire
347-322-8490

Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d’une amende maximale de 5 000 $ et d’un emprisonnement maximal de six mois, ou l’une de ces peines (paragraphe 250(1) de la LCSA).

You are providing information required by the CBCA. Note that both the CBCA and the Privacy Act allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049.

Vous fournissez des renseignements exigés par la LCSA. Il est à noter que la LCSA et la Loi sur les renseignements personnels permettent que de tels renseignements soient divulgués au public. Ils seront stockés dans la banque de renseignements personnels numéro IC/PPU-049.

Schedule / Annexe

Members of the board of directors / Membres du conseil d’administration

Resident Canadian Résident Canadien

Edward Dahl	3035, boulevard Tracy, Laval QC H7E 1L7, Canada	Yes / Oui

Kathryn Joan Gregory	305 Thayer Pond Road, Wilton CT 06897, United States	No / Non

Luc Grégoire	140 E, 28th Street, App. 8G, New York NY 10016, United States	No / Non

David Charles Baker	1908 Spruce Street, Unit 2, Philadelphia PA 19103, United States	No / Non

André Boulet	38, rue des Tournois, Blainville QC J7C 4Y3, Canada	Yes / Oui

Jean M. Forcione	444 Lakeshore Road, Beaconsfield QC H9W 4H9, Canada	Yes / Oui

Louis Flamand	3890, rue Montrénault, Québec QC G1X 4H9, Canada	Yes / Oui